                                                                    ATTACHMENT C




               Consent of Independent Certified Public Accountants



Board of Directors
The Travelers Life and Annuity Company:



We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP


Hartford, Connecticut
April 25, 2001